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             Form of Change of Control Agreement




                           [Date]





[Name]
[Address]

Dear [            ]:

     Precision Castparts Corp. (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and it stockholders.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the
"Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a "change in control of the Company" (as defined in Section 2).

     1. Term of Agreement. This Agreement shall commence on January 1, 1997, and shall continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1998, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one


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additional year unless, not later than September 30 of the
preceding year, the Company shall have given notice that it does not wish to extend this Agreement (provided that no such notice may be given during the pendency of a potential change in control of the Company, as defined in Section 2); and provided, further, that if a change in control of the Company, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such change in control occurred. Notwithstanding anything provided herein to the contrary, the term of this Agreement shall not extend beyond the end of the month in which you attain "normal retirement age" under the provisions of the Precision Castparts Corp. Retirement Plan Restatement (or any successor thereto) or any other tax-qualified retirement plan of the Company or any of its subsidiaries in which you are participating (any such plan being referred to herein as the "Company Pension Plan").

     2.   Change in Control; Potential Change in Control.
(i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

               (a)  any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act") (other than the
Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

               (b)  during any period of two consecutive
years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the


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Company's stockholders was approved by a vote of at least
two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c)  the stockholders of the Company approve
a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

               (d)  the stockholders of the Company approve
a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               Notwithstanding the foregoing, unless
otherwise determined by the Board, no change in control of the Company shall be deemed to have occurred if (i) you are a member of a management group which first announces a proposal which constitutes a Potential Change in Control (as defined in this Section 2) which proposal (including any modifications thereof) is ultimately successful or (ii) you acquire an equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (i) of this paragraph.

          (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if:

               (a)  the Company enters into an agreement,
the consummation of which would result in the occurrence of a change in the control of the Company;




                           Page 3
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

               (b)  any person (including the Company)
publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;

               (c)  any person, other than a trustee or
other fiduciary holding securities under an employee benefit plan of the Company (or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 3 percentage points or more over the percentage so owned by such person on the date hereof; or

               (d)  the Board adopts a resolution to the
effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

          (iii) You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company until the earliest of (a) a date which is 270 days from the occurrence of such potential change in control of the Company, (b) the termination by you of your employment by reason of Disability as defined in Section 3(ii), or (c) the date on which you first become entitled under this Agreement to receive the benefits provided in
Section 4(iii) below.

     3.   Termination Following Change in Control.  (i)
General. If any of the events described in Section 2 constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in
Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability,
(b) by the Company for Cause, or (c) by you other than for Good Reason. In the event your employment with the Company is terminated for any reason and subsequently a change in control of the Company should have occurred, you shall not be entitled to any benefits hereunder.

          (ii) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have


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

been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

          (iii) Cause. Termination by the Company of your employment for "Cause" shall mean termination (a) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) by you for Good Reason (as defined in Subsection 3(iv)), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (b) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

          (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, in the case of paragraphs (a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3 vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in

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respect thereof:

               (a)  the assignment to you of any duties
inconsistent (except in the nature of a promotion) with the position in the Company that you held immediately prior to the change in control of the Company, or an adverse alteration in the nature or status of your position or responsibilities or the conditions of your employment from those in effect immediately prior to such change in control;

               (b)  a reduction by the Company in your
annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

               (c)  the Company's requiring you to be based
more than 200 miles from the Company's offices at which you are principally employed immediately prior to the date of the change in control except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

               (d) the failure by the Company to pay to you any portion of your current compensation or compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

               (e)  the failure by the Company to continue
in effect any material compensation or benefit plan in which you participate immediately prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, than existed at the time of the change in control of the Company;

               (f)  the failure by the Company to continue
to provide you with benefits substantially similar to those enjoyed by you under any of the Company's life insurance, medical, dental, accident, or disability plans in which you were participating at the time of the change in control of the Company, the taking of any action by the

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Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of your years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control of the Company;

               (g)  the failure of the Company to obtain a
satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section
5 hereof; or

               (h)  any purported termination of your
employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection
(v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement.

          Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good
Reason hereunder.

          (v)  Notice of Termination.  Any purported
termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6.
"Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (vi) Date of Termination, Etc.  "Date of
Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of you duties during such thirty (30)- day period), and (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case

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of a termination for Cause shall not be less than thirty
(30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such
Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally Determined, either by mutual written agreement of the parties or by a binding arbitration award; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

     4.   Compensation Upon Termination or During
Disability. Following a change in control of the Company, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:

          (i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall


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be terminated by reason of your death, your benefits shall
be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (iii) If your employment by the Company should be terminated by the Company other than for Cause or Disability or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below:

               (a)  the Company shall pay to you your full
base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;

               (b)  in lieu of any further salary payments
to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (v), a lump sum severance payment (together with the payments provided in paragraphs (d), (e) and (f) below, the "Severance Payments") equal to 3 times (or such lesser number of years and partial years as may then be remaining until your normal retirement age under the Company Pension Plan) the sum of (1) the greater of (i) your annual rate of base salary in effect on the Date of Termination or (ii) your annual rate of base salary in effect immediately prior to the change in control of the Company and (2) the greater of (i) the average of the last three annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to you preceding the Date of Termination or (ii) the average of the last three annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to you preceding such change in control;




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               (c)  the Company shall pay to you all legal
fees and expenses incurred by you as a result of such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (other than any such fees or expenses incurred in connection with any such claim which is determined to be frivolous) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and

               (d) for a thirty-six (36) month period after such termination, the Company shall arrange to provide you with life, accident and health insurance benefits substantially similar to those which you were receiving immediately prior to the change in control of the Company. Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by you pursuant to this paragraph (d) to the extent that a similar benefit is actually received by you from a subsequent employer during such thirty-six (36) month period, and any such benefit actually received by you shall be reported to the Company;

               (e)  in addition to the retirement benefits
to which you are entitled under the Company Pension Plan and any supplemental or excess benefit pension plan maintained by the Company or any of its subsidiaries (collectively, the "Plans"), the Company shall pay you a lump sum, in cash, equal to the actuarial equivalent of the excess of (i) the retirement pension (determined as a straight life annuity commencing at age 65) which you would have accrued under the terms of the Plans (without regard to the limitations imposed by section 401(a)(17) of the Code or any amendment to the Plans made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had continued to be employed by the Company (after the Date of Termination) for three additional years and as if you had accumulated three additional calendar years of compensation (for purposes of determining your pension benefits thereunder), each in an amount equal to the amount determined under clause (i) of
Section 4(iii)(b) hereof, but in no event shall you be deemed to have continued to be employed by the Company after your normal retirement age over (ii) the vested retirement



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pension (determined as a straight life annuity commencing at age 65), which you had then accrued pursuant to the provisions of the Plans. For purposes of this Subsection, "actuarial equivalent shall be determined using the same methods and assumptions utilized under the Company Pension Plan immediately prior to the change in control of the Company; and

               (f)  should you move your residence in order
to pursue other business opportunities within one (1) year of the Date of Termination, the Company will pay you, at the time specified in Subsection (v), an amount equal to the expenses incurred by you in connection with such relocation (including expenses incurred in selling your home to the extent such expenses were customarily reimbursed by the Company to transferred executives prior to the change in control of the Company) and which are not reimbursed by another employer.

          (iv) Notwithstanding anything in this Agreement to the contrary, whether or not you become entitled to the Severance Payments, if any of the Severance Payments or any other payment or benefit received or to be received by you in connection with a change in control of the Company or the termination of your employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person) (collectively with the Severance Payments, "Total Payments") will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed) the Company shall pay to you at the time specified in Subsection (v), below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Total Payments. For purposes of determining whether any amounts will be subject to the Excise Tax and the amount of such Excise Tax, (a) all amounts representing the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you the



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Total Payments (in whole or in part) do not constitute
parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments or (2) the amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.




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

          (v)  The payments provided for in Subsections
(iii) and (iv) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand therefor by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          (vi) Except as provided in Subsection (iii)(d) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

     5. Successors; Binding Agreement. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business



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and/or assets as aforesaid which assumes and agrees to
perform this Agreement by operation of law, or otherwise.

          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

     6. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under



                           Page 14
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

federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.

     8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of Oregon, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.
















                           Page 15

12. Effective Date. This Agreement shall become effective as of the date set forth above. If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

                              Sincerely,


                                   By _____________________
                                  Name:
                                  Title:


Agreed as of the ___________ day
of ____________, 199_.

________________________________
          Executive































                           Page 16
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
                     INDEMNITY AGREEMENT

     THIS AGREEMENT is made as of____________, 19__ by and between Precision Castparts Corp., an Oregon corporation
(Company), and _________________________ (Indemnitee), an
officer of the Company.

                          RECITALS

     A. It is essential to the Company to retain and attract as directors and officers the most capable persons available.

     B. The increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability and coverage of directors' and officers' liability insurance has been reduced.

     C. It is now and always has been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law.

     D. The bylaws of the Company require indemnification of the directors and officers of the Company to the fullest extent permitted by the Oregon Business Corporation Act
(Act). The Act expressly provides that the indemnification provisions set forth in the Act are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the board of directors and officers with respect to indemnification of directors and officers.

     E. Indemnitee does not regard the protection available under the Company's bylaws and insurance adequate in the present circumstances, and may not be willing to serve as a director or officer without adequate protection, and the Company wants Indemnitee to serve in that capacity.

     NOW, THEREFORE, the Company and Indemnitee agree as follows:

     1. Services to the Company. Indemnitee will serve or continue to serve, at the will of the Company, as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders a resignation in writing.






     2.   Definitions.  As used in this Agreement:

          (a)  The term "Proceeding" shall include any
     threatened, pending or completed action, suit or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          (b)  The term "Expenses" includes, without
     limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 11 of this Agreement, but shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

          (c)  References to "other enterprise" shall
     include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; reference to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the best interest of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably


                           Page 2
incurred by Indemnitee in connection with the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee's conduct was lawful.

     4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of Company to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

     5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify Indemnitee against all Expenses incurred in connection therewith.

     6.   Additional Indemnification.

          (a) Notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 6(a) on


                           Page 3
     account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

          (b) Notwithstanding any limitation in Sections 3, 4, 5 or 6(a), the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

          (c) For purposes of Sections 6(a) and 6(b), the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

               (i)  to the fullest extent permitted by the
          provision of the Act that authorizes or
          contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act, and

               (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

     7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

          (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

          (b) for any transaction from which Indemnitee derived an improper personal benefit;





                           Page 4

          (c) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of
     Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

          (d) if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

          (e) in connection with any Proceeding (or part of any Proceeding) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company is expressly required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Company,
     (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and Indemnitee is successful in whole or in part in the Proceeding.

     8. Advances of Expenses. The Company shall pay the expenses incurred by Indemnitee in any Proceeding in advance at the written request of Indemnitee, if Indemnitee:

          (a) furnishes the Company a written affirmation of the Indemnitee's good faith belief that Indemnitee is entitled to be indemnified by the Company under this Agreement; and

          (b) furnishes the Company a written undertaking to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Advances shall be




                           Page 5
     made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement.

9. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect of the Proceeding is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding. The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement:

          (a) The Company will be entitled to participate in the Proceeding at its own expense.

          (b)  Except as otherwise provided below, the
     Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Indemnitee. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Company of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding or (ii) the Company does not use legal counsel to assume the defense of such Proceeding. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (i) above.

          (c) If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee, are parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and


                           Page 6
     expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

          (d) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. Indemnitee shall permit the Company to settle any Proceeding the defense of which it assumes, except that the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which may be given or withheld in Indemnitee's sole discretion.

     10. Procedure Upon Application for Indemnification. Any indemnification under Sections 3, 4, 5 or 6 of this Agreement shall be made no later than 90 days after receipt of the written request of Indemnitee for indemnification and shall not require that a determination be made in accordance with the Act by the persons specified in the Act that indemnification is required under this Agreement. However, unless it is ordered by a court in an enforcement action under Section 11 of this Agreement, no such indemnification shall be made if a determination is made within such 90-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Proceeding, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if a quorum is not obtainable), that the Indemnitee is not entitled to indemnification under this Agreement.

     11. Enforcement. The Indemnitee may enforce any right to indemnification or advances granted by this Agreement to Indemnitee in any court of competent jurisdiction if (a) the Company denies the claim for indemnification or advances, in whole or in part, or (b) the Company does not dispose of the claim within 90 days of a written request for indemnification or advances. Indemnitee, in the enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of


                           Page 7
expenses pursuant to Section 8 above, if Indemnitee has tendered to the Company the required affirmation and undertaking) that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving this defense shall be on the Company. Neither a failure of the Company (including its Board of Directors or its shareholders) to make a determination prior to the commencement of the enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

     12. Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or part of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount, the Company shall indemnify Indemnitee for the portion of the Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

     13.  Nonexclusivity and Continuity of Rights.   The
indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the articles of incorporation, the bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee's official capacity and as to action in other capacity while holding office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

     14. Severability. If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement


                           Page 8
with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.

     15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver, unless expressly stated in any waiver.

     17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom the notice or other communication shall have been directed or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (i) If to Indemnitee, at the address indicated on the signature page of this Agreement.

          (ii) If to the Company to

               Precision Castparts Corp.
               Executive Office, Suite 440
               4650 SW Macadam
               Portland, Oregon 97201
               Attention:  Chief Executive Officer

          or to any other address as may have been furnished to Indemnitee by the Company.

     18. Counterparts. The parties may execute this Agreement in two counterparts, each of which shall constitute the original.




                           Page 9

     19. Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the state of Oregon.

     20. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

PRECISION CASTPARTS CORP.          INDEMNITEE


By:______________________________By:________________________
    Signature                      Signature

By:______________________________By:________________________
    Type or Print Name             Type or Print Name

By:______________________________By:________________________
    Title                          Title




























                           Page 10
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